UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 12, 2017

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant’s telephone number, including area code	(740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Compensation Actions

On January 12, 2017, Rocky Brands, Inc. (the “Company”) announced that James E. McDonald resigned from his position as Executive Vice President and Chief Financial Officer, effective January 12, 2017. Subject to execution and non-revocation of a release of claims against the Company, the Company has agreed to treat the resignation as a termination without cause under Mr. McDonald’s employment agreement.

Mr. McDonald’s resignation does not result from any disagreement with the Company on any matter relating to the Company’s accounting policies or practices.

The Company also announced that Mike Staude has been appointed Interim Chief Financial Officer of the Company, effective January 12, 2017. Mr. Staude, 61, joined the Company in August 2007 and has served as Senior Vice President of Finance since January 2015. Prior to that, he served as Vice President of Accounting from January 2010 until January 2015 and as Director of Accounting from August 2007 until January 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: January 13, 2017	By:	/s/ Mike Brooks
Mike Brooks
Chief Executive Officer